UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2021

TECHPRECISION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Bella Drive

Westminster, MA 01473

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (978) 874-0591

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, TechPrecision Corporation (the “Company”) entered into a stock purchase agreement (the “SPA”) with Stadco New Acquisition, LLC, a wholly owned subsidiary of the Company (“Acquisition Sub”), Stadco, Stadco Acquisition, LLC (“Holdco”) and each stockholder of Holdco. The SPA provides for the Company, through Acquisition Sub, to acquire all of the issued and outstanding capital stock of Stadco from Holdco (the “Acquisition”).  The consummation of the Acquisition and the related transactions contemplated by the SPA is subject to, among other things, agreements being reached with certain stockholders and lenders of Stadco, in each case relating to the satisfaction of the debts and obligations owed to such persons.  In connection therewith, also as previously disclosed, on January 29, 2021, Acquisition Sub entered into a Loan Purchase and Sale Agreement (the “Original Loan Purchase Agreement”) with Sunflower Bank, N.A. (“Sunflower Bank”).  Under the terms of the Original Loan Purchase Agreement, Acquisition Sub agreed to purchase certain indebtedness obligations of Stadco, in the original principal amount of $12.5 million.  In exchange, Acquisition Sub agreed to pay $2 million less than the aggregate amount of the indebtedness on the date of the closing of the transactions contemplated under the Loan Purchase Agreement.

On April 23, 2021, the parties to the Original Loan Purchase Agreement entered into an Amended and Restated Loan Purchase and Sale Agreement (the “Amended Agreement”). The Amended Agreement is similar in all material respects to the Original Agreement, except that the following changes were effected:

•	The date on which the closing of the indebtedness purchase will take place has been amended from on or about February 15, 2021 to June 15, 2021.

•	Acquisition Sub became required to pay Sunflower Bank a non-refundable deposit of $50,000 (the “Deposit”), which amount was paid upon execution of the Amended Agreement. The Deposit will be applied against the purchase price of the indebtedness upon the closing of the transactions contemplated under the Amended Agreement. Alternatively, in the event the indebtedness sale does not close, then Sunflower Bank will retain the Deposit.

•	The purchase price to be paid by Acquisition Sub for the indebtedness was increased to $1.8 million less than the aggregate amount of the indebtedness on the date of the closing of the transactions contemplated under the Amended Agreement. The Amended Agreement provides that the purchase price increases by $100,000 on the first calendar day of each month following the date of the Amended Agreement until the closing of the transactions.

•	The Amended Agreement effected certain other immaterial changes to the Original Loan Purchase Agreement.

There is no material relationship between Acquisition Sub or the Company, on the one hand, and Sunflower Bank, on the other hand, other than in respect of the Original Loan Purchase Agreement. The description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description
10.1	Amended and Restated Loan Purchase and Sale Agreement, dated as of April 23, 2021, between Stadco New Acquisition, LLC and Sunflower Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHPRECISION CORPORATION

Date: April 29, 2021	By:	/s/ Thomas Sammons
	Name:	Thomas Sammons
	Title:	Chief Financial Officer